UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 18, 2010 (February 18, 2010)

St. Mary Land & Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado 80203
(Address of principal executive offices)                                                                (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On February 18, 2010, St. Mary Land & Exploration Company (“St. Mary”) announced that it completed the previously announced divestiture of non-core properties in Wyoming to Legacy Reserves Operating LP, a wholly-owned subsidiary of Legacy Reserves LP.  The cash received, before commission costs, at closing was $118.7 million, which reflects customary closing adjustments to account for activity between the effective and closing dates.  St. Mary intends to use the proceeds to pay down outstanding bank borrowing under its revolving credit facility.  A copy of the press release announcing the completion of the divestiture is filed as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01                     Financial Statements and Exhibits.

    (d)     Exhibits.  The following exhibits are filed or furnished as part of this report:

Exhibit	Description
99.1	Press release of St. Mary Land & Exploration Company dated February 18, 2009, entitled St. Mary Announces Closing of Wyoming Oil Property Divestiture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. MARY LAND & EXPLORATION COMPANY

Date:	February 18, 2010	By:	/s/ MARK T. SOLOMON
Mark T. Solomon
Controller